Exhibit 10.4

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

                  This Amendment No. 1 to Employment Agreement (this "Amendment"), made as of April 24, 2006, is by and between TEXAS INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and MEL
G. BREKHUS (hereinafter referred to as the "Employee").

                                   WITNESSETH:

         WHEREAS, Employee and the Company have entered into an Employment Agreement dated as of June 1, 2004 (the "Agreement"); and

         WHEREAS, the parties are desirous of amending the Agreement as set forth herein:

         NOW, THEREFORE, the Company and the Employee, in consideration of the premises and promises each to the other herein contained, have agreed and do hereby agree and covenant as follows:

         1.       Definitions
                  -----------

         Each capitalized term that is used but not defined in this Amendment shall have the meaning prescribed in the Agreement.

         2.       Amendments
                  ----------

         (a) Section 2(a)(iv) is deleted in its entirety and replaced with the following:

                      (iv) Deferral of Payment of Incentive-Based Compensation. Notwithstanding any provision hereof to the contrary, to the extent that Section 162(m) of the Internal Revenue Code of 1986, as amended, would limit the Company's deduction of any portion of Employee's base annual compensation and incentive compensation earned during any one fiscal year if it were paid to Employee, payment of such nondeductible portion of any incentive compensation shall be deferred by the Company until 15 days after the earlier of (i) the first time the deductibility of a payment of some or all of such deferred amount will not be limited by Section 162(m) (as reasonably determined by the Company), and (ii) the date Employee's employment with the Company is terminated. The deferred amount will bear interest until paid at the average U.S. Treasury Bill rate for Treasury Bills with a three month maturity (calculated as the average of such rates on the first day of the deferral period and at the end of each fiscal quarter during the deferral period), and upon payment of any portion of the deferred amount the interest thereon will be paid at the same time and in the same form as the deferred amount is paid.

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         (b)      Section 3(a) is deleted in its entirety and replaced by the following:

                      (a) In the event of the consummation during the term of this Agreement of a Change in Control, as defined in the Change in Control Severance Agreement between the Company and Employee dated April 24, 2006, the Agreement Not to Compete set forth in paragraph 4 below and any provision relating to non-competition applicable to Employee's right to receive retirement benefits under the Company's Executive Financial Security Plan shall be deemed waived by the Company.

         3.       Miscellaneous
                  -------------

         All of the terms of the Agreement, as expressly amended by this Amendment, remain in full force and effect.

         IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date shown above.

ATTEST:                                    TEXAS INDUSTRIES, INC.

By: /s/ Frederick G. Anderson              By: /s/ Gordon E. Forward
    -------------------------                  ---------------------------------
    Frederick G. Anderson                      Gordon E. Forward, Chairman
    Secretary                                  Compensation Committee of the
                                               Board of Directors

                                           EMPLOYEE:

                                           By: /s/ Mel G. Brekhus
                                               ---------------------------------
                                               Mel G. Brekhus

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